Exhibit 99.7

Biglari Holdings Inc.	+
250 Royall Street Canton
Canton MA 02021
Information Agent:
Alliance Advisors LLC
Telephone (855) 976-3332

[_______________]
DESIGNATION (IF ANY)
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Account:[_____________]
Subscription Rights: [_____________]

BIGLARI HOLDINGS INC. SUBSCRIPTION CERTIFICATE

SUBSCRIPTION CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK FOR HOLDERS OF RECORD OF COMMON STOCK ON _____________, 2014. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON _____________, 2014, UNLESS EXTENDED BY THE COMPANY (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for shares of common stock, stated value $0.50 per share (the “Common Stock”), of Biglari Holdings Inc., an Indiana corporation (the “Company”). Every [_____] ([___]) transferable subscription rights (each a “Right”) entitles the holder to subscribe for and purchase one share of Common Stock (the “Basic Subscription Privilege”) at a subscription price per share equal to $[______] (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”). If any shares of Common Stock available for purchase in the Rights Offering are not purchased by the Rightsholders pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the “Oversubscription Privilege”), as described in the Prospectus dated ___________, 2014 (the “Prospectus”).

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, ALLIANCE ADVISORS LLC, AT (855) 976-3332.

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EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2014, UNLESS EXTENDED BY THE COMPANY

(Complete appropriate section on reverse side of this form.)

The Company is conducting a Rights Offering, which entitles holders of the Company’s Common Stock at the close of business on _____________, 2014 (the “Record Date”) to receive one (1) Right for each share of Common Stock owned. Every [______] ([___]) Rights entitles the holder thereof to subscribe for one share of Common Stock pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, to subscribe for additional shares of Common Stock pursuant to its Oversubscription Privilege. The maximum number of shares that a Rightsholder may purchase under the Oversubscription Privilege is equal to the number of shares such holder purchased under the Basic Subscription Privilege, subject to pro rata reduction as described in the Prospectus. Shares of Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Date. Only Rights aggregated to purchase whole shares of Common Stock are exercisable.  Rightsholders must aggregate Rights in multiples of [___] Rights to purchase shares of Common Stock they desire and are entitled to purchase.  The Company will not issue fractional Rights or cash in lieu of fractional shares underlying Rights. Fractional shares of Common Stock resulting from the exercise of either the Basic Subscription or the Oversubscription Privilege will be eliminated by rounding down in each case to the nearest whole share. Set forth above is the number of Rights evidenced by this Subscription Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder’s Basic Subscription Privilege.

This Subscription Certificate is transferable, and may be combined or divided (but only into Subscription Certificates evidencing full rights) at the office of the Subscription Agent. Rightsholders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
[ ]	[ ]	Subscription Rights	[XXX.XXXXXX]	[ ]

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

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To subscribe for shares pursuant to your Basic Subscription Privilege please complete line “A” and Section 1 below.

Example:	100 Rights = [____] shares of Common Stock pursuant to Basic Subscription Privilege

       [____]             x       $[______]                                              = $[________] payment
(no. of shares)          (Subscription Price)

To subscribe for shares pursuant to your Oversubscription Privilege, please complete line “B” and Section 1 below.

If you want the Subscription Agent to attempt to sell your unexercised Rights, check box “D” below and complete Section 1. If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below, and indicate the address to which the Rights should be delivered in Section 1. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2.

Payment of Shares: Full payment for shares subscribed for pursuant to both your Basic Subscription Privilege and Oversubscription Privilege must accompany this Subscription Certificate or a notice of guaranteed delivery. Please reference your Subscription Certificate Number on your certified check, bank draft, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege (to the maximum extent possible) to purchase a number of shares of Common Stock equal to the maximum whole number of shares that could be purchased with the payment tendered.

Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight Courier:

Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street
Providence, RI 02940-3011	Suite V
Canton, MA 02021

Delivery of this Subscription Certificate to an address other than as set forth above does not constitute a valid delivery.

A. Basic Subscription Privilege ([____] Rights = 1 share)

________________ x        $[_____]                       = $________________
(no. of shares)                  (Subscription Price)

B. Oversubscription Privilege*
________________ x        $[_____]                       = $________________
(no. of shares)                 (Subscription Price)

E. Deliver a certificate representing ______________________________
unexercised Rights to the Assignee at the address in Section 1

F. Transfer __________________________________________________
Rights to the Transferee designated in Section 2

SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, ___________

of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

*The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is exercised in full	Print full name of Assignee and Social Security Number

C. Total Amount Enclosed:	Print Full Address
= $________________

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Assignor(s)

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

Print full name of Assignee and Social Security Number

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Address for delivery of certificate representing unexercised Rights
If permanent change of address, check here: ☐
Daytime telephone number: ( )
Evening telephone number: ( )	Signature (name of bank or firm):
Email address:

D. Sell any unexercised Rights ☐	Guaranteed by (signature/title):

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.